UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2010
ZAREBA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-1388	41-0832194
(Commission File Number)	(IRS Employer
Identification No.)
13705 26th Ave. N., Suite 102
Minneapolis, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)
(763) 551-1125
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On January 11, 2010, Zareba Systems, Inc. (the “Company”) issued a press release announcing that it had entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Woodstream Corporation, a Pennsylvania corporation (“Woodstream”), and WDST, Inc., a Minnesota corporation and a wholly-owned subsidiary of Woodstream.
A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Additional Information
The Company intends to file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission, or SEC. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
The Company’s officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Forms 10-K and 10-K/A for the fiscal year ended June 30, 2009, which are filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by securities holdings or otherwise, which interests may be different from those of the Company’s shareholders generally, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction. Each of these documents is, or will be, available free of charge at the website maintained by the SEC at www.sec.gov, and at the Company’s website, www.zarebasystemsinc.com.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1	Press release dated January 11, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 11, 2010

ZAREBA SYSTEMS, INC.
By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen,
Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
EXHIBIT INDEX
to
FORM 8-K
ZAREBA SYSTEMS, INC.

Date of Report:	Commission File No.:
January 11, 2010	0-1388

Exhibit No.	ITEM

99.1	Press release dated January 11, 2010.